As filed with the Securities and Exchange Commission on August 12, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

New Mexico	85-0468296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address of Principal Executive Offices) (Zip Code)

PNM Resources, Inc. Retirement Savings Plan
(Full title of the plan)

Patrick V. Apodaca, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-2898
Fax: (505) 241-2368
 (Name, address, and telephone number, including area code, of agent for service)

Copy to:

Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-4935
Fax: (505) 241-2338

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer                                                              ☒                      Accelerated filer                         ☐
Non-accelerated filer                                                                ☐                      Smaller reporting company       ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value per share	1,000,000	$11.81	$11,810,000.00	$842.05

(1)
Represents an additional 1,000,000 shares of common stock of PNM Resources, Inc. issuable under the PNM Resources, Inc. Retirement Savings Plan.  In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act.  The offering price is calculated using the average of the high and low sale prices of PNM Resources, Inc.’s common stock as quoted on the New York Stock Exchange on August 9, 2010.

EXPLANATORY NOTE

PNM Resources, Inc. (the “Company”) is filing this Registration Statement to register an additional 1,000,000 shares of the Company’s common stock, no par value per share, issuable under the PNM Resources, Inc. Retirement Savings Plan (the “Plan”), successor plan to the Public Service Company of New Mexico (“PNM”) Master Employee Savings Plan and Trust. The contents of the Company’s Form S-8 Registration Statements, File Nos. 333-61598-99, 333-113684 and 333-129454 (“2001-2005 Plan registration statements”) are incorporated by reference herein pursuant to General Instruction E to Form S-8.

100,000 shares of common stock issuable under the Plan were originally registered under PNM's Registration Statement on Form S-8, File No. 333-61598, filed on May 24, 2001, which was adopted by PNM Resources, Inc. in Post Effective Amendment No. 1, File No. 333-61598-99, filed December 31, 2001.  An additional 100,000 shares of common stock issuable under the Plan were registered by PNM Resources, Inc. on its Form S-8 Registration Statement, File No. 333-113684, filed on March 17, 2004. Pursuant to a 3-for-2 stock split effective June 11, 2004, 300,000 shares of PNM Resources Inc.'s common stock are registered for issuance under the Plan, under the foregoing Registration Statements.  Subsequently, an additional 400,000 shares of common stock issuable under the Plan were registered by PNM Resources, Inc. on its Form S-8 Registration Statement, File No. 333-129454, filed on November 3, 2005.  The previously paid filing fees associated with the referenced securities under the foregoing 2001-2005 Plan registration statements are $2,453.40.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and Introductory Note 1 of Form S-8.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

In addition to the contents of the 2001-2005 Plan registration statements on Form S-8, the following documents previously filed with the Securities and Exchange Commission (the “SEC”) by the Company are hereby incorporated by reference in this Registration Statement:

1.           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

2.           Annual Report on Form 11-K for the fiscal year ended December 31, 2009 for the PNM Resources, Inc. Retirement Savings Plan.

3.           The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010.

4.           The Company’s Current Reports on Form 8-K or Form 8-K/A, as applicable, as filed on January 5, 2010, January 14, 2010, February 12, 2010, February 19, 2010, March 25, 2010, April 29, 2010, May 21, 2010, June 1, 2010, June 9, 2010, July 29, 2010 and July 29, 2010.

5.           The description of the Company’s common stock contained in the Current Report on Form 8-K filed on December 31, 2001, and any amendment or report filed for the purpose of updating such description, including the Current Reports on Form 8-K filed on August 17, 2006 and November 21, 2008.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 6 of Article II of the Company’s By-Laws contains the following provision with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.  Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings.  In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court.  Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding.  Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1.  Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 also provides that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The Company has entered into agreements with each director and officer that provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate.  The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

The Company maintains insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description

4.1	Articles of Incorporation of PNM Resources, Inc., as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 21, 2008)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of Attorney (included on the signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the  Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)           Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of the those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), b(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 12, 2010.

PNM RESOURCES, INC.

By:           /s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Patricia K. Collawn, Charles N. Eldred and Thomas G. Sategna, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patricia K. Collawn	President and Chief Executive Officer;	August 12, 2010
Patricia K. Collawn	Director (Principal Executive Officer)

/s/ Charles N. Eldred	Executive Vice President and	August 12, 2010
Charles N. Eldred	Chief Financial Officer (Principal Financial Officer)

/s/ Thomas G. Sategna	Vice President and Corporate Controller	August 12, 2010
Thomas G. Sategna	(Principal Accounting Officer)

/s/ Adelmo E. Archuleta	Director	August 12, 2010
Adelmo E. Archuleta

Signature	Title	Date

/s/ Julie A. Dobson	Director	August 12, 2010
Julie A. Dobson

/s/ Robert R. Nordhaus	Director	August 12, 2010
Robert R. Nordhaus

/s/ Manuel T. Pacheco	Director	August 12, 2010
Manuel T. Pacheco

/s/ Bonnie S. Reitz	Director	August 12, 2010
Bonnie S. Reitz

/s/ Donald K. Schwanz	Director	August 12, 2010
Donald K. Schwanz

/s/ Jeffry E. Sterba	Chairman and Director	August 12, 2010
Jeffry E. Sterba

/s/ Bruce W. Wilkinson	Director	August 12, 2010
Bruce W. Wilkinson

/s/ Joan B. Woodard	Director	August 12, 2010
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 12, 2010.

PNM RESOURCES, INC. RETIREMENT SAVINGS PLAN

By:         /s/ Alice A. Cobb
Alice A. Cobb
Senior Vice President and
Chief Administrative Officer
of PNM Resources, Inc,
  authorized Plan signatory

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of PNM Resources, Inc., as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 21, 2008)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Grant Thornton LLP (filed herewith)
24.1	Power of Attorney (included on the signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the  Internal Revenue Code of 1986, as amended.

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2010 relating to the consolidated financial statements of PNM Resources, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in method of accounting for fair value measurements in 2008), financial statement schedules, and the effectiveness of PNM Resources, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of PNM Resources, Inc. and subsidiaries for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
August 12, 2010

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2010 with respect to the financial statements and supplemental schedule included in the Annual Report of PNM Resources, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2009, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Phoenix, AZ
August 12, 2010